Exhibit 23.2	Consent of Independent Auditors

(Letterhead of Timothy L. Steers, CPA, LLC)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 25,000,000 shares of common stock of Encompass Holdings, Inc. of our report dated September 22, 2006 with respect to the consolidated financial statements included in its Annual Report (Form 10-KSB) for the fiscal year ended June 30, 2006, filed with the US Securities and Exchange Commission.

/s/ Timothy L. Steers

August 20, 2007 Portland, Oregon

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